Exhibit 23-1

Kempisty & Company
Certified Public Accountants, P.C.
New York, New York

We consent to the use in this Registration Statement on Form S-1 of our report dated May 30, 2008 relating to the financial statements of IVT Software, Inc. at April 30, 2008 and 2007 and the years then ended and the period March 15, 2006 (inception) to April 30, 2006.

/s/ Kempisty & Company CPAsPC

Kempisty & Company
Certified Public Accountants, P.C.

June 5, 2008
New York, New York